Exhibit 10.1




                                BEHRINGER HARVARD
                           TIC MANAGEMENT SERVICES LP,
                         ON BEHALF OF THE OWNERS OF THE
                                COLORADO BUILDING
                                  ("LANDLORD")


                         BEHRINGER HARVARD HOLDINGS LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY
                                   ("TENANT")


                                    SUITE 800


                                COLORADO BUILDING
                                WASHINGTON, D.C.
                                  OFFICE LEASE

                                TABLE OF CONTENTS

1.       BASIC LEASE PROVISIONS..............................................4

2.       PROJECT.............................................................4

3.       TERM................................................................7

4.       RENT................................................................7

5.       USE & OCCUPANCY.....................................................8

6.       SERVICES & UTILITIES................................................9

7.       REPAIRS............................................................11

8.       ALTERATIONS........................................................11

9.       INSURANCE..........................................................12

10.      DAMAGE OR DESTRUCTION..............................................13

11.      INDEMNITY..........................................................14

12.      CONDEMNATION.......................................................15

13.      TENANT TRANSFERS...................................................15

14.      LANDLORD TRANSFERS.................................................17

15.      DEFAULT AND REMEDIES...............................................18

16.      SECURITY DEPOSIT...................................................20

17.      MISCELLANEOUS......................................................20

                             INDEX OF DEFINED TERMS


Additional Insured           12                 Late Charge                   8
Affiliates                   15                 Lease                         4
Alterations                  11                 Leasehold Improvements        6
Base Building                 5                 Liability Limit               5
Base Rent                     4                 Mechanical Systems            6
Base Year                     4                 Month                         7
Billing Address               5                 New Premises                 20
Brokers                       5                 NLT                           7
Building                      4                 Notice Addresses              4
Building Standard             6                 Permitted Transferee         16
Building Structure            5                 Premises                      4
Business Hours                5                 Project                       5
Claims                       14                 Rent                          8
Commencement Date             7                 Repair Estimate              13
Common Areas                  6                 Scheduled Commencement Date   4
Construction Allowance        5                 Scheduled Term                4
Date                          4                 Security Deposit              4
Default Rate                 19                 Standard Services             9
Design Problem               11                 Successor Landlord           17
Encumbrance                  17                 Taking                       15
Expiration Date               7                 Telecommunication Services   10
Force Majeure                20                 Tenant                        4
Hazardous Materials           8                 Tenant Default               18
Holdover                      7                 Tenant's Personal Property    6
Holidays                      5                 Tenant's Share                4
HVAC                          9                 Tenant's Wiring              10
Interruption Estimate        13                 Term                          7
Land                          5                 Transfer                     15
Landlord                      4                 Use                           4

                                      LEASE

        Landlord and Tenant enter into this Lease ("Lease") as of the Execution Date on the following terms, covenants, conditions and provisions:

1.      BASIC LEASE PROVISIONS

        1.1 BASIC LEASE DEFINITIONS. In this Lease, the following defined terms have the meanings indicated.

        (a)     Execution Date:         November 7, 2005.

        (b)     Landlord:               BEHRINGER HARVARD TIC MANAGEMENT SERVICES LP,  a Texas
                                        limited  partnership, as agent for the owners

        (c)     Tenant:                 Behringer Harvard Holdings LLC, a  Delaware Limited Liability Company

        (d)     Building:               COLORADO BUILDING
                                        1341 G Street, N.W., Washington, D.C. 20005
                                        deemed to contain: 127,600 rentable square feet ("RSF")

        (e)     Premises:               Suite 800 (identified on Exhibit A), located on the 8th floor of the Building and deemed to contain: 11,131 RSF

        (f)     Use:                    General administrative non-governmental office use consistent with that of a first-class office building.

        (g)     Scheduled Term:         6 months.

        (h)     Scheduled Commencement
                Date:                   July 1, 2005.

        (i)     Base Rent:              The following amounts payable in accordance with Article 4:

                ----------------------- ------------------------------ ---------------------- ----------------------------
                          MONTHS              ANNUAL RATE PER RSF         ANNUAL BASE RENT         MONTHLY BASE RENT
                ----------------------- ------------------------------ ---------------------- ----------------------------
                          1 - 6                     $32.34                  $360,000.00                $30,000.00
                ----------------------- ------------------------------ ---------------------- ----------------------------

                ----------------------- ------------------------------ ---------------------- ----------------------------

                ----------------------- ------------------------------ ---------------------- ----------------------------

                ----------------------- ------------------------------ ---------------------- ----------------------------

                ----------------------- ------------------------------ ---------------------- ----------------------------

        (j)     Tenant's Share:         n/a
        (k)     Base Year:              n/a
        (l)     Security Deposit:       n/a
        (m)     Notice Address:         For each party, the following address(es):

                ------------------------------------------------------- --------------------------------------------------
                                       TO LANDLORD                                          TO TENANT
                ------------------------------------------------------- --------------------------------------------------
                Behringer Harvard TIC Management Services LP            Before the Commencement Date:
                15601 Dallas Parkway                                    Behringer Harvard Holdings
                Suite 600                                               15601 Dallas Parkway
                Addison, Texas  75001                                   Suite 600
                Attn: Mr. Terry Kennon                                  Addison, Texas 75001
                                                                        Attn: Gerald Reihsen
                ------------------------------------------------------- --------------------------------------------------

                ------------------------------------------------------- --------------------------------------------------
                and a copy of notices of default to:                    After the Commencement Date:

                Trammell Crow Company                                   Behringer Harvard Holdings
                1055 Thomas Jefferson Street, NW                        15601 Dallas Parkway
                Sixth Floor                                             Suite 600
                Washington, D.C. 20007                                  Addison, Texas 75001
                Attn: Property Manager, The Colorado Building           Attn: Gerald Reihsen

                ------------------------------------------------------- --------------------------------------------------

                ------------------------------------------------------- --------------------------------------------------


        (n)     Billing Address:        For each party, the following address:
                ------------------------------------------------------- --------------------------------------------------
                For Landlord                                            For Tenant
                ------------------------------------------------------- --------------------------------------------------
                Behringer Harvard TIC Management Services LP 15601      Behringer Harvard Holdings
                Dallas Parkway                                          15601 Dallas Parkway
                Suite 600                                               Suite 600
                Addison, Texas  75001                                   Addison, Texas 75001
                Attn: Mr. Terry Kennon                                  Attn:  Gerald Reihsen
                ------------------------------------------------------- --------------------------------------------------

        (o)     Brokers:                Landlord's Broker is n/a, whose rights to a commission shall be provided by a separate agreement with Landlord.

                                        Tenant's Broker is n/a, whose rights to a commission shall be provided by a separate agreement with n/a.

        (p)     Parking Allotment:      1 permit per 1200 RSF of Premises.
        (q)     Liability Limit:        n/a
        (r)     Construction Allowance: n/a
        (s)     Business Hours:         From 8:00 a.m. to 7:00 p.m. on Monday through Friday and from 9:00 a.m. to 1:00 p.m.
                                        on Saturday, excepting: New Year's Day, Memorial Day, Independence Day, Labor Day,
                                        Thanksgiving Day, Christmas Day, President's Day, Columbus Day, Veteran's Day, and
                                        Martin Luther King Day ("Holidays").

2.      PROJECT

        2.1 PROJECT. The Land, Building, Common Areas and Premises (as defined in ss.1 and below) are collectively referred to as the "Project."

        2.2 LAND. "Land" means the real property on which the Project, Building and Common Areas are located, and all other leaseholds, easements or other interests owned by Landlord in connection with the Project, Building or Common Areas., whether Landlord's interest in the Land is in fee or is a leasehold. The Land is subject to expansion or reduction after the Execution Date.

        2.3 BASE BUILDING. "Base Building" means Building Structure and Mechanical Systems, collectively, defined as follows:

        (a) BUILDING STRUCTURE. "Building Structure" means the foundations, floor/ceiling slabs, roofs, exterior walls, exterior glass and mullions, columns, beams, shafts (including elevator shafts), stairs, stairwells, elevators, Building mechanical, electrical and telephone closets, Common Areas, public areas, and any other structural components in the Building. The Building Structure excludes the Leasehold Improvements (and similar improvements to other premises) and the Mechanical Systems.

        (b) MECHANICAL SYSTEMS. "Mechanical Systems" means the mechanical, electronic, physical or informational systems generally serving the Building or Common Areas, including the sprinkler, plumbing, heating, ventilating, air conditioning, lighting, communications, security, drainage, sewage, waste disposal, vertical transportation, fire/life safety systems.

        2.4 COMMON AREAS. Tenant will have a non-exclusive right to use the Common Areas subject to the terms of this Lease. "Common Areas" means those interior and exterior common and public areas on the Land and in the Building (and appurtenant easements) designated by Landlord for the non-exclusive use by Tenant in common with Landlord, other tenants and occupants, and their employees, agents and invitees, including any parking facilities serving the Building that are owned or leased by Landlord.

        2.5 PREMISES. Landlord leases to Tenant the Premises subject to the terms of this Lease. Except as provided elsewhere in this Lease, by taking possession of the Premises Tenant accepts the Premises in its "as is" condition and with all faults, and the Premises is deemed in good order, condition, and repair. The Premises includes the Leasehold Improvements and excludes certain areas, facilities and systems, as follows:

        (a) LEASEHOLD IMPROVEMENTS. "Leasehold Improvements" means all non-structural improvements in the Premises or exclusively serving the Premises, and any structural improvements to the Building made to accommodate Tenant's particular use of the Premises. The Leasehold Improvements may exist in the Premises as of the Execution Date, or be installed by Landlord or Tenant under this Lease at the cost of either party. The Leasehold Improvements include: (1) interior walls and partitions (including those surrounding structural columns entirely or partly within the Premises); (2) the interior one-half of walls that separate the Premises from adjacent areas designated for leasing; (3) the interior drywall on exterior structural walls, and walls that separate the Premises from the Common Areas (defined below); (4) stairways and stairwells connecting parts of the Premises on different floors, except those required for emergency exiting; (5) the frames, casements, doors, windows and openings installed in or on the improvements described in (1-4), or that provide entry/exit to/from the Premises; (6) all hardware, fixtures, cabinetry, railings, paneling, woodwork and finishes in the Premises or that are installed in or on the improvements described in (1-5); (7) if any part of the Premises is on the ground floor, the ground floor exterior windows (including mullions, frames and glass); (8) integrated ceiling systems (including grid, panels and lighting); (9) carpeting and other floor finishes; (10) kitchen, rest room, lavatory or other similar facilities that exclusively serve the Premises (including plumbing fixtures, toilets, sinks and built-in appliances); and (11) the sprinkler, plumbing, heating, ventilating, air conditioning, lighting, communications, security, drainage, sewage, waste disposal, vertical transportation, fire/life safety, and other mechanical, electronic, physical or informational systems that exclusively serve the Premises, including the parts of each system that are connected to the Mechanical Systems (defined below) from the common point of distribution for each system to and throughout the Premises.

        (b) EXCLUSIONS FROM THE PREMISES. The Premises does not include: (1) any areas above the finished ceiling or integrated ceiling systems, or below the finished floor coverings that are not part of the Leasehold Improvements, (2) janitor's closets, (3) stairways and stairwells to be used for emergency exiting or as Common Areas, (4) rooms for Mechanical Systems or connection of telecommunications equipment, (5) vertical transportation shafts, (6) vertical or horizontal shafts, risers, chases, flues or ducts, and (7) any easements or rights to natural light, air or view.

        2.6 BUILDING STANDARD. "Building Standard" means the minimum or exclusive type, brand, quality or quantity of materials Landlord designates for use in the Building from time to time.

        2.7 TENANT'S PERSONAL PROPERTY. "Tenant's Personal Property" means those trade fixtures, furnishings, equipment, work product, inventory, stock-in-trade and other personal property of Tenant that are not permanently affixed to the Project in a way that they become a part of the Project and will not, if removed, impair the value of the Leasehold Improvements that Tenant is required to deliver to Landlord at the end of the Term under ss.3.3.

3.      TERM

        3.1 TERM. "Term" means the period that begins on the Commencement Date and ends on the Expiration Date, subject to renewal, extension or earlier termination as may be further provided in this Lease. "Month" means a full calendar month of the Term.

        (a) COMMENCEMENT DATE. The "Commencement Date" means the date that is the earlier of:

                (1) The day that Tenant first conducts business in any part of the Premises; or

                (2) The day that Landlord tenders the Premises to Tenant with Landlord's Work substantially complete or that date that Landlord would have tendered possession of the Premises but for Tenant Delay. If Landlord fails to tender possession of the Premises to Tenant by the Scheduled Commencement Date due to Tenant Delay or Force Majeure, Landlord will not be in default of this Lease.

        (b) EXPIRATION DATE. "Expiration Date" means the date that is the last day of the Scheduled Term (plus that many additional days required for the Expiration Date to be the last day of a calendar month) after the later of:

                (1)     The Scheduled Commencement Date, or

                (2)     The Commencement Date.

        (c) EARLY OCCUPANCY. Tenant may not enter the Premises for any purpose until Landlord tenders the Premises to Tenant. If Tenant conducts business in any part of the Premises before the Scheduled Commencement Date, Base Rent for that period will be paid by Tenant at the rate for the first Month that Base Rent and Additional Rent is due and not discounted, excused or free.

        (d) CONFIRMATION OF TERM. Landlord shall notify Tenant of the Commencement Date using a Notice of Lease Term ("NLT") in the form attached to this Lease as Exhibit C. Tenant shall execute and deliver to Landlord the NLT within 10 business days after its receipt, but Tenant's failure to do so will not reduce Tenant's obligations or Landlord's rights under this Lease.

        3.2 HOLDOVER. If Tenant keeps possession of the Premises after the end of the Term (a "Holdover") without Landlord's prior written consent (which may be withheld in its sole discretion), then in addition to the remedies available elsewhere under this Lease or by Law, Tenant will be a tenant at sufferance and must comply with all of Tenant's obligations under this Lease, except that during the Holdover Tenant will pay 200% of the monthly Base Rent and Additional Rent last payable under this Lease, without prorating for any partial month of Holdover. Tenant shall indemnify and defend Landlord from and against all claims and damages, both consequential and direct, that Landlord suffers due to Tenant's failure to return possession of the Premises to Landlord at the end of the Term. Landlord's deposit of Tenant's Holdover payment will not constitute Landlord's consent to a Holdover, or create or renew any tenancy.

        3.3 CONDITION ON EXPIRATION. By the end of the Term, Tenant will return possession of the Premises to Landlord vacant, free of Tenant's Personal Property, in broom-clean condition, and with all Leasehold Improvements in good working order and repair (excepting ordinary wear and tear), except that Tenant will remove Tenant's Wiring and those Leasehold Improvements and Alterations that, when approved by Landlord, were required to be removed at the end of the Term. If Tenant fails to return possession of the Premises to Landlord in this condition, Tenant shall reimburse Landlord for the costs incurred to put the Premises in the condition required under this ss.3.3, including Landlord's standard administration fee. Tenant's Personal Property left behind in the Premises after the end of the Term will be considered abandoned and Landlord may move, store, retain or dispose of these items at Tenant's cost, including Landlord's standard administration fee.

4.      RENT

        4.1 BASE RENT. Tenant shall prepay 1 month's installment of Base Rent by the Execution Date, to be applied against Base Rent first due under this Lease. During the Term, Tenant shall pay all other Base Rent in advance, in monthly installments, on the 1st of each calendar month. Base Rent for any partial month will be prorated.

        4.2     ADDITIONAL RENT. INTENTIONALLY DELETED

        4.3     OTHER TAXES. INTENTIONALLY DELETED

        4.4 TERMS OF PAYMENT. "Rent" means all amounts payable by Tenant under this Lease and the Exhibits, including Base Rent. If a time for payment of an item of Rent is not specified in this Lease, then Tenant will pay Rent within 30 days after receipt of Landlord's statement or invoice. Unless otherwise provided in this Lease, Tenant shall pay Rent without notice, demand, deduction, abatement or setoff, in lawful U.S. currency, at Landlord's Billing Address. Landlord will send invoices payable by Tenant to Tenant's Billing Address; however, neither Landlord's failure to send an invoice nor Tenant's failure to receive an invoice for Base Rent (and installments of Estimated Additional Rent) will relieve Tenant of its obligation to timely pay Base Rent (and installments of Estimated Additional Rent). Each partial payment by Tenant shall be deemed a payment on account; and, no endorsement or statement on any check or any accompanying letter shall constitute an accord and satisfaction, or affect Landlord's right to collect the full amount due. No payment by Tenant to Landlord will be deemed to extend the Term or render any notice, pending suit or judgment ineffective. By notice to the other, each party may change its Billing Address.

        4.5 LATE PAYMENT. If Landlord does not receive all or part of any item of Rent when due, then Tenant shall pay Landlord a "Late Charge" of 5% of the overdue amount. Tenant agrees that the Late Charge is not a penalty, and will compensate Landlord for costs not contemplated under this Lease that are impracticable or extremely difficult to fix. Landlord's acceptance of a Late Charge does not waive Tenant's default.

5.      USE & OCCUPANCY

        5.1 USE. Tenant shall use and occupy the Premises only for the Use. Landlord does not represent or warrant that the Project is suitable for the conduct of Tenant's particular business.

        5.2     COMPLIANCE WITH LAWS AND DIRECTIVES.

        (a) TENANT'S COMPLIANCE. Subject to the remaining terms of this Lease, Tenant shall comply at Tenant's expense with all directives of Landlord's insurers or laws concerning:

                (1)     The Leasehold Improvements and Alterations,

                (2)     Tenant's use or occupancy of the Premises,

                (3)     Tenant's employer/employee obligations,

                (4)     A condition created by Tenant,

                (5) Tenant's failure to comply with this Lease or its invitees,

                (6) The negligence of Tenant, the Tenant Parties, or Tenant's Affiliates or contractors, or

                (7) Any chemical wastes, contaminants, pollutants or substances that are hazardous, toxic, infectious, flammable or dangerous, or regulated by any local, state or federal statute, rule, regulation or ordinance for the protection of health or the environment ("Hazardous Materials") that are introduced to the Project, handled or disposed by Tenant or its Affiliates, or any of their contractors.

        (b) LANDLORD'S COMPLIANCE. Subject to the remaining terms of this Lease, Landlord shall comply at Landlord's cost with all directives of Landlord's insurers or laws concerning the Project other than those that are Tenant's obligation under subsection
                (a). The costs of compliance under this subsection (b) will be included in Expenses to the extent allowed under ss.4.2.

        5.3 OCCUPANCY. Tenant shall not interfere with Building services or other tenants' rights to quietly enjoy their respective premises or the Common Areas. Tenant shall not make or continue any nuisance, including any objectionable odor, noise, fire hazard, vibration, or wireless or electromagnetic transmission. Tenant's will not maintain any Leasehold Improvements or use the Premises in a way that increases the cost of insurance required under ss.9.2, or requires insurance in addition to the coverage required under ss.9.2.

        5.4 PROHIBITED PERSONS AND TRANSACTIONS. Tenant represents and warrants to Landlord that (a) Tenant is currently in compliance with and shall at all times during the Scheduled Term (including any extension thereof) remain in compliance with the regulations of the Office of Foreign Asset Control ("OFAC") of the Department of the Treasury (including those named on the OFAC's Specially Designated and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order No. 13224 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism (the "Executive Order")), or other governmental action relating thereto; and (b) Tenant is not, and will not be, a person with whom Landlord is restricted from doing business under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA Patriot Act), H. R. 3152, Public Law 107-56 and the Executive Order and the regulations promulgated thereunder and including persons and entities named on the OFAC Specially Designated Nations and Blocked Persons List.

6.      SERVICES & UTILITIES

        6.1     STANDARD SERVICES.

        (a)     STANDARD SERVICES DEFINED. "Standard Services" means:

                (1) Heating, ventilation and air-conditioning ("HVAC") during Business Hours as reasonably required to comfortably use and occupy the Premises and interior Common Areas;

                (2) Tempered water from the public utility for use in Common Areas rest rooms;

                (3) Janitorial services to the Premises and interior Common Areas 5 days a week, except Holidays, to the extent reasonably determined by Landlord;

                (4) Access to the Premises (by at least 1 passenger elevator if not on the ground floor);

                (5) Building standard bulbs are provided to Tenant, specialty bulbs will be billed to Tenant;

                (6) Labor to replace fluorescent tubes and ballasts in Building Standard light fixtures in the Premises; and

                (7) Electricity from Landlord's selected provider(s) for Common Areas lighting, Building Standard light fixtures in the Premises and to convenience outlets in the Premises for the operation of customary quantities and types of office equipment, however, the connected load does not exceed two and one-half (2.5) watts per rentable square foot of the Premises during Business Hours on an annual basis.

        (b) STANDARD SERVICES PROVIDED. During the Term, Landlord provides the Standard Services to Tenant. The cost of the Standard Services is included in Expenses. Landlord is not responsible for any inability to provide Standard Services due to either: the concentration of personnel or equipment in the Premises; or Tenant's use of equipment in the Premises that is not customary office equipment, has special cooling requirements, or generates heat.

        6.2 ADDITIONAL SERVICES. Unless Tenant obtains Landlord's prior written consent, Tenant will not use utilities or services in excess of the Standard Services. If Landlord so consents, Landlord may provide utilities and services in excess of the Standard Services subject to the following however, if Tenant shall fail to pay for such Additional Services, in addition to Landlord's other remedies under the Lease, Landlord may discontinue the Additional
Services:

        (a) HVAC. If Tenant requests HVAC service to the Premises during non-Business Hours, Tenant will give Landlord at least 24 hour notice of same, and Tenant will pay as Rent Landlord's scheduled rate for this service.

        (b) LIGHTING. Landlord will furnish both Building Standard and non-Building Standard lamps, bulbs, ballasts and starters that are part of the Leasehold Improvements for purchase by Tenant at Landlord's cost, plus Landlord's standard administration fee. Landlord will install non-Building Standard items at Landlord's scheduled rate for this service.

        (c) OTHER UTILITIES AND SERVICES. Tenant will pay as Rent the actual cost of utilities or services (other than HVAC and lighting addressed in (a) and (b)) either used by Tenant or provided at Tenant's request in excess of that provided as part of the Standard Services, plus Landlord's standard administration fee. Tenant's excess consumption may be estimated by Landlord unless either Landlord requires or Tenant elects to install Building Standard meters to measure Tenant's consumption.

        (d) ADDITIONAL SYSTEMS AND METERING. Landlord may require Tenant, at Tenant's expense, to upgrade or modify existing Mechanical Systems serving the Premises or the Leasehold Improvements to the extent necessary to meet Tenant's excess requirements (including installation of Building Standard meters to measure the same).

        6.3 ALTERNATE ELECTRICAL BILLING. Landlord may elect at any time during the Term after the Base Year, and continuing for the remainder of the Term, to separately meter Tenant's total consumption of electricity in the Premises, including lighting and convenience outlets. If Landlord so elects, then Landlord shall notify Tenant of such election and in lieu of including consumption of electricity of tenanted premises in Expenses, Tenant shall pay to Landlord as Rent the actual cost of Tenant's electricity consumption to the extent that it exceeds Tenant's Proportional Share of the consumption of electricity of tenanted premises in the Base Year (as reasonably estimated by Landlord if this consumption was not then separately metered), plus Landlord's standard administration fee.

        6.4 TELECOMMUNICATIONS SERVICES. Tenant will contract directly with third party providers and will be solely responsible for paying for all telephone, data transmission, video and other telecommunication services ("Telecommunication Services") subject to the following:

        (a) PROVIDERS. Each Telecommunications Services provider that does not already provide service to the Building shall be subject to Landlord's approval, which Landlord may withhold in Landlord's sole discretion. Without liability to Tenant, the license of any Telecommunications Services provider servicing the Building may be terminated under the terms of the license, or not renewed upon the expiration of the license.

        (b) TENANT'S WIRING. Landlord may, in its sole discretion, designate the location of all wires, cables, fibers, equipment, and connections ("Tenant's Wiring") for Tenant's Telecommunications Services, restrict and control access to telephone cabinets and rooms. Tenant may not use or access the Base Building, Common Areas or roof for Tenant's Wiring without Landlord's prior written consent, which Landlord may withhold in Landlord's sole discretion, or for which Landlord may charge a fee determined by Landlord.

        (c) This ss.6.4 is solely for Tenant's benefit, and no one else shall be considered a third party beneficiary of these provisions.

        6.5     INTERRUPTION OF SERVICES.

        (a)     Without breaching the Lease, Landlord may:

                (1) Comply with laws or voluntary government or industry guidelines concerning the services to be provided by Landlord or obtained by Tenant under this Article 6;

                (2) Interrupt, limit or discontinue the services to be provided by Landlord or obtained by Tenant under this
                        Article 6 as may be reasonably required during an emergency or Force Majeure event; or

                (3) If Landlord gives Tenant reasonable prior notice and uses commercially reasonable efforts not to disturb Tenant's use of the Premises for the Use, interrupt, limit or discontinue the services to be provided by Landlord or obtained by Tenant under this Article 6 to repair and maintain the Project under ss.7.2, or make any improvements or changes to the Project.

        (b) ABATEMENT FOR INTERRUPTION OF STANDARD SERVICES. If all or a part of the Premises is untenantable because of an interruption in a utility service that prevents Landlord from providing any of the Standard Services for more than (7) seven consecutive days, then from the 8th consecutive day of interruption until the Standard Services are restored, Landlord shall abate Tenant's Base Rent and Additional Rent, subject to the following:

                (1) Landlord will only abate Base Rent and Additional Rent to the extent the Premises are untenantable and not actually used by Tenant to conduct business;

                (2) Landlord will only abate Base Rent and Additional Rent if the interruption of Standard Services is within Landlord's reasonable control to remedy; and

                (3) Landlord will only abate Base Rent and Additional Rent to the extent the interruption in Base Rent and Additional Rent covered by insurance Landlord must maintain under ss.9.2; and

        (c) NO OTHER LIABILITY. Except as provided under (b), Landlord will not be liable in any manner for any interruption in services to be provided by Landlord or obtained by Tenant under this Article 6 (including damage to Tenant's Personal Property, consequential damages, actual or constructive eviction, or abatement of any other item of Rent).

        6.6 RECYCLING. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of the jurisdiction in which the Building is located and of the federal, municipal, and local governments, departments, commissions, agencies and boards having jurisdiction over the Building to the extent that they or this Lease impose on Tenant duties and responsibilities regarding the collection, sorting, separation, and recycling of trash. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Landlord or Tenant by reason of Tenant's failure to comply with the provisions of this Section 6.6., and, at Tenant's sole cost and expense, shall indemnify, defend and hold Landlord harmless (including legal fees and expenses) from and against any actions, claims, and suits arising from such noncompliance, using counsel reasonably satisfactory to Landlord.

7.      REPAIRS

        7.1 TENANT'S REPAIRS. Except as provided in Articles 10 and 12, during the Term Tenant shall, at Tenant's cost, repair and maintain (and replace, as necessary) the Leasehold Improvements and keep the Premises in good order and condition. Tenant's work under this ss.7.1 (a) is subject to the prior approval and supervision of Landlord, (b) must be performed in compliance with laws and Building rules and regulations, and (c) must be performed in a first-class, lien free and workmanlike manner, using materials not less than Building Standard.

        7.2 LANDLORD'S REPAIRS. Except as provided in Articles 10 and 12, during the Term Landlord shall, at Landlord's cost (but included as Expenses to the extent provided in ss.4.2) repair and maintain (and replace, as necessary) all parts of the Project that are not Tenant's responsibility to repair and maintain under ss.7.1 (or any other tenant's responsibility under their respective lease) and keep the Project in good order and condition according to the standards prevailing for comparable office buildings in the area in which the Building is located. Tenant may not repair or maintain the Project on Landlord's behalf or offset any Rent for any repair or maintenance of the Project that is undertaken by Tenant.

8.      ALTERATIONS

        8.1 ALTERATIONS BY TENANT. "Alterations" means any modifications, additions or improvements to the Premises or Leasehold Improvements made by Tenant during the Term, including modifications to the Base Building or Common Areas required by law as a condition of performing the this work. Alterations does not include Tenant Improvements made under any Workletter attached to this Lease. Alterations are made at Tenant's sole cost and expense, subject to the following:

        (a) CONSENT REQUIRED. All Alterations require Landlord's prior written consent. If a Design Problem exists, Landlord may withhold its consent in Landlord's sole discretion; otherwise, Landlord will not unreasonably withhold its consent. In either case, Landlord may condition its consent to any item of Alterations on the requirement that Tenant remove this item of Alterations upon termination of this Lease. "Design Problem" means a condition that results, or will result, from Alterations that are proposed, being performed or have been completed that either:

                (1)     Does not comply with laws;

                (2)     Does not meet or exceed the Building Standard;

                (3) Exceeds the capacity, adversely affects, is incompatible with, or impairs Landlord's ability to maintain, operate, alter, modify or improve the Base Building;

                (4) Affects the exterior appearance of the Building or Common Areas;

                (5)     Violates any agreement affecting the Project;

                (6) Costs more to demolish than Building Standard improvements;

                (7) Violates any insurance regulations or standards for a fire-resistive office building; or

                (8) Locates any equipment, Tenant's Wiring or Tenant's Personal Property on the roof of the Building, in Common Areas or in telecommunications or electrical closets.

        (b) PERFORMANCE OF ALTERATIONS. Alterations shall be performed by Tenant in a good and workman-like manner according to plans and specifications approved by Landlord. All Alterations shall comply with law and insurance requirements. Landlord's designated contractors must perform Alterations affecting the Base Building or Mechanical Systems; and, all other work will be performed by qualified contractors that meet Landlord's insurance requirements and are otherwise approved by Landlord. Promptly after completing Alterations, Tenant will deliver to Landlord "as-built" CADD plans, proof of payment, a copy of the recorded notice of completion, and all unconditional lien releases.

        (c) BONDING. If requested by Landlord, before commencing Alterations Tenant shall at Tenant's cost obtain bonds, or deposit with Landlord other security acceptable to Landlord for the payment and completion of the Alterations. These bonds or other security shall be in form and amount acceptable to Landlord.

        (d) ALTERATIONS FEE. Tenant shall pay Landlord as Rent 10% of the total construction costs of the Alterations to cover review of Tenant's plans and construction coordination by its own employees. In addition, Tenant shall reimburse Landlord for the actual cost that Landlord reasonably incurs to have engineers, architects or other professional consultants review Tenant's plans and work in progress, or inspect the completed Alterations.

        8.2 ALTERATIONS BY LANDLORD. Landlord may make any modifications, additions, renovations or improvements to the Project that Landlord deems appropriate, provided Landlord uses commercially reasonable efforts to avoid disrupting Tenant's business.

        8.3 LIENS AND DISPUTES. Tenant will keep title to the Land and Building free of any liens concerning the Leasehold Improvements, Alterations, or Tenant's Personal Property, and will promptly take whatever action is required to have any of these liens released and removed of record (including, as necessary, posting a bond or other deposit). To the extent legally permitted, each contract and subcontract for Alterations will provide that no lien attaches to or may be claimed against the Project other than Tenant's leasehold interest in the Premises.

9.      INSURANCE

        9.1     TENANT'S INSURANCE.

        (a) TENANT'S COVERAGE. Before taking possession of the Premises for any purpose (including construction of Tenant Improvements, if any) and during the Term, Tenant will provide and keep in force the following coverage:

                (1) Commercial general liability insurance insuring Tenant's use and occupancy of the Premises and Common Areas, and covering personal and bodily injury, death, and damage to others' property of not less than the Liability Limit. Each of these policies shall include cross liability and severability of interests clauses, and be written on an occurrence, and not claims-made, basis. Each of these policies shall name Landlord, the Building property manager, each secured lender, and any other party reasonably designated by Landlord as an additional insured ("Additional Insured").

                (2) All risk insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and other water damage) covering the full replacement cost of the Leasehold Improvements and Tenant's Personal Property. Each of these policies shall name Landlord and each Additional Insured an additional insured to the extent of their interest in the Leasehold Improvements. Each of these policies shall include a provision or endorsement in which the insurer waives its right of subrogation against Landlord and each Additional Insured.

                (3) Insurance covering the perils described in (2) for Tenant's loss of income or insurable gross profits with a limit not less than Tenant's annual Rent. Each of these policies shall include a provision or endorsement in which the insurer waives its right of subrogation against Landlord and each Additional Insured.

                (4) If any boiler or machinery is operated in the Premises, boiler and machinery insurance.

                (5) Insurance required by law, including workers' compensation insurance.

                (6) Employers liability insurance with limits not less than $1 million.

                (7) Commercial automobile liability insurance covering all owned, hired, and non-owned vehicles with a combined single limit of not less than $1 million for each accident or person.

                (8) Insurance covering the Leasehold Improvements and Tenant's Personal Property against loss or damage due to earthquake or difference in condition. Tenant may elect to self-insure this coverage. If Tenant does not elect to self-insure this coverage, then each of these policies shall name Landlord and each Additional Insured an additional insured to the extent of their interest in the Leasehold Improvements.

        (b) INSURERS AND TERMS. Each policy required under (a) shall be written with insurance companies licensed to do business in the jurisdiction in which the Building is located, and be on terms that are acceptable to Landlord.

        (c) PROOF OF INSURANCE. Tenant shall provide Landlord with certificates of insurance or other reasonable proof that the coverage required under (a) is in effect. Tenant will provide reasonable proof at least 30 days before any policy expires that the expiring policy will be replaced.

        9.2     LANDLORD'S INSURANCE.

        (a) LANDLORD'S COVERAGE. During the Term, Landlord will provide and keep in force the following coverage:

                (1)     Commercial general liability insurance.

                (2) All risk insurance (including standard extended coverage endorsement perils, leakage from fire protective devices and other water damage) covering the full replacement cost of the Project improvements (excepting the Leasehold Improvements to be insured by Tenant). Each of these policies shall include a provision or endorsement in which the insurer waives its right of subrogation against Tenant.

                (3) Insurance covering the perils described in (2) for Landlord's loss of rental income or insurable gross profits. Each of these policies shall include a provision or endorsement in which the insurer waives its right of subrogation against Tenant.

                (4)     Boiler and machinery insurance.

                (5)     Other insurance that Landlord elects to maintain.

        (b) TERMS. Each of the policies required under (a) will have those limits, deductibles, retentions and other terms that Landlord prudently determines.

10.     DAMAGE OR DESTRUCTION

        10.1 DAMAGE AND REPAIR. If the Leasehold Improvements, Premises or Building is damaged by fire or other casualty, then the parties will proceed as follows:

        (a) LANDLORD'S ESTIMATES. Landlord will assess the damage to the Project (but not the Leasehold Improvements) and notify Tenant of Landlord's reasonable estimate of the time required to substantially complete repairs and restoration of the Project ("Repair Estimate"). Landlord will also estimate the time that the Premises will be untenantable ("Interruption Estimate"). Within 30 days after the later of the casualty, issuance of the Repair Estimate, issuance of the Interruption Estimate, or receipt of any denial of coverage or reservation of rights from Landlord's insurer, each party may terminate the Lease by written notice to the other on the following conditions:

                (1)     Landlord may elect to terminate this Lease if either:

                        (A) The damage occurs during the last year of the Term and, or

                        (B)     The Repair Estimate exceeds 180 days, or

                        (C) The repair and restoration is not fully covered by insurance maintained or required to be maintained by Landlord (subject only to those deductibles or retentions Landlord elected to maintain) or Landlord's insurer denies coverage or reserves its rights on coverage or Landlord's mortgagee requires that insurance proceeds be applied to the indebtedness secured by its mortgage.

                (2) Tenant may elect to terminate this Lease if the Interruption Estimate exceeds 180 days.

        (b) If neither party terminates the Lease under (a), then the Lease shall remain in full force and effect and the parties will proceed as follows:

                (1) Landlord will repair and restore the Project (but not Leasehold Improvements) to the condition existing prior to such damage, except for modifications required by law. Landlord will perform such work reasonably promptly, subject to delay for loss adjustment, Tenant Delay and Force Majeure.

                (2) Tenant will repair and restore the Leasehold Improvements reasonably promptly to the condition existing prior to such damage, but not less than then current Building Standards, except for modifications required by law.

                (3) Tenant may not terminate this Lease if the actual time to perform the repairs and restoration exceeds the Repair Estimate, or the actual interruption exceeds the Interruption Estimate.

        10.2 RENT ABATEMENT. If as a result of the damage or destruction under ss.10.1 the Premises are rendered untenantable for more than 5 consecutive days, then Tenant's Base Rent and Additional Rent shall be abated to the extent that the Premises are untenantable, except for any period after completion of Landlord's required repairs and restoration of the Premises and that portion of the Project necessary for Tenant's occupancy of the Premises exceeding 15 days. Tenant's sole remedy will be the abatement of Base Rent and Additional Rent provided under this ss.10.2, and Landlord will not be liable to Tenant for any other amount, including damages to Tenant's Personal Property, consequential damages, actual or constructive eviction, or abatement of any other item of Rent.

11.     INDEMNITY

        11.1 CLAIMS. "Claims" means any and all liabilities, losses, claims, demands, damages or expenses that are suffered or incurred by a party, including attorneys' fees reasonably incurred by that party in the defense or enforcement of the rights of that party.

        11.2    TENANT'S INDEMNITY.

        (a) LANDLORD'S WAIVERS. Landlord waives any Claims against Tenant and its Affiliates for perils insured or required to be insured by Landlord under subsections (2) and (3) of ss.9.2(a), except to the extent caused by the gross negligence or willful misconduct of Tenant or its Affiliates.

        (b) CLAIMS AGAINST LANDLORD. Unless waived by Landlord under (a), Tenant will indemnify and defend Landlord and its Affiliates and hold each of them harmless from and against Claims arising from:

                (1) Any accident or occurrence on or about the Premises, except to the extent caused by the negligence or willful misconduct of Landlord or its Affiliates;

                (2) Tenant's or its Affiliates' negligence or willful misconduct;

                (3)     Tenant's failure to comply with this Lease; or

                (4) Any claim for commission or other compensation by any person other than the Brokers for services rendered to Tenant in procuring this Lease; or

        11.3    LANDLORD'S INDEMNITY.

        (a) TENANT'S WAIVERS. Tenant waives any Claims against Landlord and its Affiliates for:

                (1) Peril insured or required to be insured by Tenant under subsections (2), (3) and (8) of ss.9.1(a), and

                (2) Damage caused by any public utility, public work, other tenants or occupants of the Project, or persons other than Landlord.

        (b) CLAIMS AGAINST TENANT. Unless waived by Tenant under (a), Landlord will indemnify and defend Tenant and its Affiliates and hold each of them harmless from and against Claims arising from:

                (1) Landlord's or its Affiliates' negligence or willful misconduct;

                (2)     Landlord's default of this Lease; or

                (3) Any claim for commission or other compensation by any person other than the Brokers for services rendered to Landlord in procuring this Lease.

        11.4    AFFILIATES DEFINED. "Affiliates" means with respect to a party
(a) that party's partners, co-members and joint venturers, (b) each corporation or other entity that is a parent or subsidiary of that party, (c) each corporation or other entity that is controlled by or under common control of a parent of such party, and (d) the directors, officers, employees and agents of that party and each person or entity described in this ss.11.4(a-c).

        11.5 SURVIVAL OF WAIVERS AND INDEMNITIES. Landlord's and Tenant's waivers and indemnities under ss.11.2 and ss.11.3 will survive the expiration or early termination of this Lease.

12.     CONDEMNATION

        12.1 TAKING. "Taking" means acquiring of all or part of the Project for any public or quasi-public use by exercise of a right of eminent domain or under any other law, or any sale in lieu thereof. If a Taking occurs:

        (a) The Lease will terminate as of the date of a Taking if substantially all of the Premises becomes untenantable for substantially all of the remaining Term because of the Taking.

        (b) If the Lease is not terminated under (a), Landlord shall restore or alter the Premises after the Taking to be tenantable, unless Landlord reasonably determines that it will be uneconomical to do so, in which case Landlord may terminate the Lease upon 60 days prior written notice to Tenant.

        (c) If the Lease is not terminated under (a), more than 20% of the Premises is untenantable because of the Taking, Tenant cannot operate Tenant business for the Use in the Premises after such Taking, and Landlord is unable to provide Tenant with comparable premises in the Project, then Tenant may terminate the Lease upon 60 days prior written notice to Landlord.

        (d) If the Lease is not terminated under (a), (b) or (c), the Rent payable by Tenant will be reduced for the term of the Taking based upon the rentable area of the Premises made untenantable by the Taking.

        12.2 AWARDS. Landlord is entitled to the entire award for any claim for a taking of any interest in this Lease or the Project, without deduction or offset for Tenant's estate or interest; however, Tenant may make a claim for relocation expenses and damages to Tenant's Personal Property and business to the extent that Tenant's claim does not reduce Landlord's award.

13.     TENANT TRANSFERS

        13.1    TERMS DEFINED.

        (a)     TRANSFER DEFINED. "Transfer" means any:

                (1) Sublease of all or part of the Premises, or assignment, mortgage, hypothecation or other conveyance of an interest in this Lease;

                (2) Use of the Premises by anyone other than Tenant with Tenant's consent;

                (3) Change in Tenant's form of organization (e.g., a change from a partnership to limited liability company);

                (4) Transfer of 51% or more of Tenant's assets, shares (excepting shares transferred in the normal course of public trading), membership interests, partnership interests or other ownership interests; or

                (5)     Transfer of effective control of Tenant.

        13.2 PROHIBITED TRANSFERS. Tenant may not enter into a Transfer or other agreement to use or occupy the Premises that provides for rent or other compensation based in whole or in part on the net income or profits from the business operated in the Premises. Tenant may not enter into a Transfer if the proposed transferee is directly or indirectly related to the Landlord under ss.856, et seq. of the Internal Revenue Code of 1986 (as amended). Any such Transfers shall be considered null, void and of no force or effect.

        13.3 CONSENT NOT REQUIRED. Tenant may effect a Transfer to a Permitted Transferee without Landlord's prior consent, but with notice to Landlord prior to the Permitted Transferee's occupancy. "Permitted Transferee" means any person or entity that:

        (a) Either (1) controls, is controlled by, or is under common control with Tenant, (2) results from the merger or consolidation of Tenant (for purposes hereof, "control" shall mean ownership of not less than 50% of all of the voting stock or legal and equitable interest in the entity in question), or
                (3) acquires all or substantially all of the stock and/or assets of Tenant as a going concern;

        (b) Has a tangible net worth immediately following the Transfer not less than the greater of (1) Tenant's tangible net worth immediately before the Transfer, or (2) Tenant's tangible net worth as of the execution of this Lease; and

        (c) Will not, by occupying the Premises, cause Landlord to breach any other lease or other agreement affecting the Project.

        13.4 CONSENT REQUIRED. Each proposed Transfer other than those prohibited under ss.13.2 or permitted under ss.13.3 requires Landlord's prior consent, in which case the parties will proceed as follows:

        (a) TENANT'S NOTICE. Tenant shall notify Landlord at least 30 days prior to the proposed Transfer of the name and address of the proposed transferee and the proposed use of the Premises, and include in the notice the Transfer documents and copies of the proposed transferee's balance sheets and income statements (both current and for the past 2 years).

        (b) LANDLORD'S RIGHTS. Within 30 days after receipt of Tenant's complete notice, Landlord may either:

                (1) If the proposed Transfer is either an assignment of this Lease or sublease of substantially all of the Premises, terminate this Lease as of the proposed Transfer date;

                (2) If the proposed Transfer is a sublease of all of the Premises or any part of the Premises that will be separately demised and have its own entrance from the Common Areas, exercise a right of first refusal to sublease such portion of the Premises at the lesser of
                        (A) the Rent (prorated for subletting part of the Premises), or (B) the rent payable in the proposed Transfer; or

                (3) Consent or deny consent to the proposed Transfer, consent not to be unreasonably withheld if:

                        (A) The proposed transferee, in Landlord's reasonable opinion, has the financial capacity to meet its obligations under the proposed Transfer;

                        (B) The proposed use is consistent with the Use and will not cause Landlord to be in breach of any lease or other agreement affecting the Project;

                        (C) The proposed transferee is typical of tenants that directly lease premises in first-class office buildings;

                        (D) The proposed transferee is not an existing tenant or an Affiliate of an existing tenant, or a party with which Landlord is actively negotiating to lease space in the Building (or has, in the last 6 months, been actively negotiating to lease space in the Building); and

                        (E)     Tenant is not in Default under this Lease.

        (c) COMPELLING CONSENT. If Landlord does not consent to a Transfer, Tenant's sole remedy against Landlord will be an action for specific performance or declaratory relief, and Tenant may not terminate this Lease or seek monetary damages.

        13.5 PAYMENTS TO LANDLORD. Tenant shall pay Landlord 100% of Transfer receipts that exceed Tenant's Rent (on a per square foot basis); after Tenant is reimbursed for Tenant's reasonable and customary out-of-pocket costs incurred in the Transfer, including attorneys' fees, Alterations, and broker commissions. Tenant shall pay Landlord a $1,000 review fee for each proposed Transfer, excepting those in which Landlord exercises its rights under subsection (1) or
(2) of ss.13.4(b).

        13.6 EFFECT OF TRANSFERS. No Transfer releases Tenant or any guarantor of this Lease from any Lease obligation. Landlord's acceptance of a payment from any person or entity other than Tenant that occupies the Premises does not waive Tenant's obligations under this Article 13. If Tenant is in Default of this Lease, Landlord may proceed against Tenant without exhausting any remedies against any transferee and may require (by written notice to any transferee) any transferee to pay Transfer rent owed Tenant directly to Landlord (which Landlord will apply against Tenant's Lease obligations). Termination of this Lease for any reason will not result in a merger. Each sublease will be deemed terminated upon termination of this Lease unless Landlord notifies the subtenant in writing of Landlord's election to assume any sublease, in which case the subtenant shall attorn to Landlord under the executory terms of the sublease.

14.     LANDLORD TRANSFERS

        14.1 LANDLORD'S TRANSFER. Landlord's right to transfer any interest in the Project or this Lease is not limited by this Lease. Upon any such transfer, Tenant will attorn to Landlord's transferee and Landlord will be released from liability under this Lease, except for any Lease obligations accruing before the transfer that are not assumed by the transferee.

        14.2 SUBORDINATION. This Lease is, and will at all times be, subject and subordinate to each ground lease, mortgage, deed to secure debt or deed of trust now or later encumbering the Building, including each renewal, modification, supplement, amendment, consolidation or replacement thereof (each, an "Encumbrance"). At Landlord's request, Tenant will, without charge, promptly execute, acknowledge and deliver to Landlord (or, at Landlord's request, the Encumbrance holder) an instrument in the form of Exhibit D attached hereto and made a part hereof (it being agreed that the name and address of the Encumbrance holder named therein may change from time to time). Notwithstanding the foregoing, each Encumbrance holder may unilaterally elect to subordinate its Encumbrance to this Lease.

        14.3 ATTORNMENT. Tenant will automatically attorn to any transferee of Landlord's interest in the Project that succeeds Landlord by reason of a termination, foreclosure or enforcement proceeding of an Encumbrance, or by delivery of a deed in lieu of any foreclosure or proceeding (a "Successor Landlord"). In this event, the Lease will continue in full force and effect as a direct lease between the Successor Landlord and Tenant on all of the terms of this Lease, except that the Successor Landlord shall not be:

        (a) Liable for any obligation of Landlord under this Lease, or be subject to any counterclaim, defense or offset accruing before Successor Landlord succeeds to Landlord's interest;

        (b) Bound by any modification or amendment of this Lease made without Successor Landlord's consent,

        (c)     Bound by any prepayment of more than one month's Rent;

        (d) Obligated to return any Security Deposit not paid over to Successor Landlord, or

        (e) Obligated to perform any improvements to the Premises (or provide an allowance therefor). Upon Successor Landlord's request, Tenant will, without charge, promptly execute, acknowledge and deliver to Successor Landlord any instrument reasonably necessary required to evidence such attornment.

        14.4 ESTOPPEL CERTIFICATE. Within 10 days after receipt of Landlord's written request, Tenant (and each guarantor of the Lease) will execute, acknowledge and deliver to Landlord a certificate upon which Landlord and each existing or prospective Encumbrance holder may rely confirming the following (or any exceptions to the following):

        (a)     The Commencement Date and Expiration Date;

        (b) The documents that constitute the Lease, and that the Lease is unmodified and in full force and effect;

        (c) The date through which Base Rent, Additional Rent, and other Rent has been paid;

        (d)     That neither Landlord nor Tenant is in Default;

        (e) That Landlord has satisfied all Lease obligations to improve the Premises (or provide Tenant an allowance therefor) and Tenant has accepted the Premises;

        (f)     That Tenant solely occupies the Premises; and

        (g) Such other matters concerning this Lease or Tenant's occupancy that Landlord may reasonably require.

15.     DEFAULT AND REMEDIES

        15.1    TENANT'S DEFAULT AND REMEDIES.

        (a)     Tenant will be in "Default" of this Lease if Tenant either:

                (1) Fails to pay Rent when due, and the failure continues for 3 days after Landlord notifies Tenant of this failure under ss.17.2 (Tenant waiving any other notice that may be required by law);

                (2) Fails to perform a non-monetary Lease obligation of Tenant and the failure continues for 10 days after Landlord notifies Tenant of this failure, but:

                        (A) In an emergency Landlord may require Tenant to perform this obligation in a reasonable time of less than 10 days, or

                        (B) If it will reasonably take more than 10 days to perform this obligation, then Tenant will have a reasonable time not exceeding 30 days to perform this obligation, but only if Tenant commences performing this obligation within 10 days after Landlord notifies Tenant of this failure;

                (3)     Consummates a Transfer that violates Article 13;

                (4) Fails, within 15 days after it occurs, to discharge any attachment or levy on Tenant's interest in this Lease; or

                (5) Fails, within 60 days after it occurs, to have vacated or dismissed any appointment of a receiver or trustee of Tenant's assets (or any Lease guarantor's assets), or any voluntary or involuntary bankruptcy or assignment for the benefit of Tenant's creditors (or any Lease guarantor's creditors).

        (b) If Tenant is in Default, Landlord may, without prejudice to the exercise of any other remedy, exercise any remedy available under law, including those described below:

                (1) Landlord may enter the Premises as reasonably required and cure Tenant's Default on Tenant's behalf without releasing Tenant from any Lease obligation, and Tenant shall reimburse Landlord on demand for all costs of such cure, plus Landlord's standard administration fee.

                (2) Landlord may terminate this Lease upon notice to Tenant (on a date specified in the notice) and recover possession of the Premises from Tenant. At Landlord's election, either:

                        (A) Landlord may recover any Rent unpaid as of the termination date, and Tenant will remain liable for the payment when due of Rent for the remaining Term, less the proceeds that Landlord receives in reletting the Premises, but only after Landlord is reimbursed from these proceeds for the expenses Landlord incurs to recover possession of the Premises and relet the Premises; or

                        (B) Landlord may recover any Rent unpaid as of the termination date, and further recover the present value as of the termination date (calculated using the then current discount rate of the Federal Reserve Bank of New York) of the Rent to be paid for the Term remaining after the termination date (assuming 8% annual increases in Additional Rent) exceeds the proceeds that Landlord receives in reletting the Premises, but only after Landlord is reimbursed from these proceeds for the expenses Landlord incurs to recover possession of the Premises and relet the Premises.

                (3) Landlord may use reasonably necessary force to enter and take possession of all or any part of the Premises, expel Tenant or any other occupant, and remove their personal property, and the entry will not constitute a trespass or terminate the Lease. After regaining possession of the Premises, Landlord may relet the Premises for Tenant's account, but Landlord will not be responsible or liable if Landlord fails to do so or is unable to collect rent due from any reletting. Tenant will continue to pay Rent due, less a credit for the proceeds that Landlord receives in reletting the Premises, but only after Landlord is reimbursed from these proceeds for the expenses Landlord incurs to recover possession of the Premises and relet the Premises.

                (4) For any amounts owed under (1), (2) or (3), recover interest at the greater of the interest rate permitted under law or 10% ("Default Rate") from the date each amount is due until paid by Tenant.

        15.2    LANDLORD'S DEFAULT AND REMEDIES.

        (a) Landlord will be in "Default" of this Lease if Landlord fails to perform any Lease obligation of Landlord and this failure continues for 20 days after Tenant notifies Landlord of such failure, or such longer period of time as is reasonable if more than 20 days is reasonably required to perform this obligation if performance commences within this 20-day period and is diligently prosecuted to completion.

        (b) If Landlord is in Default, then Tenant may exercise any remedy available under law that is not waived or limited under this Lease, subject to the following:

                (1) Tenant may not terminate this Lease due to any Landlord Default until Tenant notifies each Encumbrance holder and each Encumbrance holder is provided a reasonable opportunity to gain legal possession of the Project and, after gaining possession, cure the Default.

                (2) Landlord's liability under this Lease is limited to Landlord's interest in the Building, and if Landlord is comprised of more than one entity, the liability of each entity comprising Landlord shall be several only (not joint) based upon such entity's proportionate share of ownership in the Building.

                (3) No liability under this Lease is assumed by Landlord's Affiliates.

                (4) Any liability of Landlord to Tenant (or any person or entity claiming by, through or under Tenant) for any default by Landlord under the Lease or any matter relating to the occupancy or use of the Premises and/or the Building shall be limited to Tenant's actual direct, but not consequential, damages therefore.

        15.3 ENFORCEMENT COSTS. If Landlord or Tenant brings any action against the other to enforce or interpret any provision of this Lease (including any claim in a bankruptcy or an assignment for the benefit of creditors), the prevailing party will be entitled to recover from the other reasonable costs and attorneys' fees incurred in such action.

        15.4 JURY TRIAL. Landlord and Tenant each waive trial by jury in any action, proceeding or counterclaim brought by either party against the other concerning any matter related to this Lease.

        15.5 FORCE MAJEURE. "Force Majeure" means any cause or event beyond both Landlord's and Tenant's reasonable control, including any act of God, government act or restriction, labor disturbance, general shortage of materials or supplies, riot, insurrection, or act of war or terrorism. Force Majeure excuses a party from performing any non-monetary Lease obligation for a commercially reasonable time.

        15.6 LANDLORD'S LIEN. In addition to the statutory landlord's lien, Tenant grants to Landlord, to secure performance of Tenant's obligations hereunder, a security interest in all goods, inventory, equipment, fixtures, furniture, improvements, chattel paper, accounts, and general intangibles, and other personal property of Tenant now or hereafter situated on or relating to Tenant's use of the Premises, and all proceeds therefrom (the "COLLATERAL"), and the Collateral shall not be removed from the Premises without the consent of Landlord until all obligations of Tenant have been fully performed. Upon the occurrence of an Event of Default, Landlord may, in addition to all other remedies, without notice or demand except as provided below, exercise the rights afforded a secured party under the Uniform Commercial Code of the Jurisdiction in which the Building is located. Tenant hereby agrees that Landlord may file any financing statement or other instrument necessary to perfect the security interest in the Collateral granted to Landlord herein.

16.     SECURITY DEPOSIT

        16.1 DEPOSIT. Tenant will deposit the Security Deposit with Landlord on execution of this Lease. Landlord is not required to either segregate the Security Deposit from any other funds or pay any interest on the Security Deposit. The Security Deposit secures Tenant's performance of all Lease obligations. Landlord may apply the Security Deposit against any cost Landlord incurs or damage Landlord suffers because Tenant fails to perform any Lease obligation, including payment of Rent. Upon Landlord's demand, Tenant shall replenish any Security Deposit applied by Landlord.

        16.2 REFUND. If Tenant fully and faithfully performs all of its Lease obligations, then Landlord will refund the Security Deposit (or any balance remaining) to Tenant within 60 days after the expiration or early termination of the Term and Tenant's vacation and surrender of the Premises to Landlord in the condition required by ss.3.3. If Tenant has assigned this Lease, Landlord may return the Security Deposit to either Tenant or the then current assignee. Landlord's transfer of the Security Deposit to any transferee of Landlord's interest in the Building relieves Landlord of its obligations under this section, and Tenant will look solely to Landlord's transferee for return of the Security Deposit.

17.     MISCELLANEOUS

        17.1 RULES AND REGULATIONS. Tenant will comply with the Rules and Regulations attached as Exhibit C. Landlord reasonably modify or add to the Rules and Regulations upon notice to Tenant. If the Rules and Regulations conflict with this Lease, the Lease shall govern.

        17.2 NOTICE. Notice to Landlord must be given to Landlord's Notice Addresses. Notice to Tenant must be given to Tenant's Notice Addresses. By notice to the other, either party may change its Notice Address. Each notice must be in writing and will be validly given if either: (a) the notice is personally delivered and receipt is acknowledged in writing; (b) the notice is delivered by private carrier (e.g., Federal Express) and receipt is acknowledged in writing. If the party to receive notice refuses to acknowledge its receipt in writing, then notice may be validly given by mailing the notice first-class, certified or registered mail, postage prepaid, and the notice will be deemed received by the party 2 business days after the notice's deposit in the U.S. Mail.

        17.3 RELOCATION. Landlord may relocate Tenant to other premises in the Building ("New Premises") upon not less than 30-days' notice, provided that the New Premises is comparably sized and may be comparably configured for Tenant's use. If Landlord elects to relocate Tenant under this ss.17.3, then Landlord will, at Landlord's cost, construct Leasehold Improvements in the New Premises of comparable quality to those existing in the Premises, move Tenant's personal property from the Premises to the New Premises, relocate Tenant's existing telephone and computer systems, and replace up to $500 of any in-stock stationery identifying the Premises.

        17.4 BUILDING NAME. Tenant shall not use the Building's name or image for any purpose, other than Tenant's address. Landlord may change the name of the Building without any obligation or liability to Tenant.

        17.5 ENTIRE AGREEMENT. This Lease is deemed integrated and contains all of each party's representations, waivers and obligations. The parties may only modify or amend this Lease in a writing that is fully executed and delivered by both parties.

        17.6 SUCCESSORS. Unless provided to the contrary elsewhere in this Lease, this Lease binds and inures to the benefit of each party's heirs, successors and permissible assignees.

        17.7 NO WAIVER. A party's waiver of a breach of this Lease will not be considered a waiver of any other breach. No custom or practice that develops between the parties will prevent either party from requiring strict performance of the terms of this Lease. No Lease provision or act of a party creates any relationship between the parties other than that of landlord and tenant.

        17.8 INDEPENDENT COVENANTS. The covenants of this Lease are independent. A court's declaration that any part of this Lease is invalid, void or illegal will not impair or invalidate the remaining parts of this Lease, which will remain in full force and effect.

        17.9 CAPTIONS. The use of captions, headings, boldface, italics or underlining is for convenience only, and will not affect the interpretation of this Lease.

        17.10 AUTHORITY. Individuals signing this Lease on behalf of either party represent and warrant that they are authorized to bind that party.

        17.11 APPLICABLE LAW. THIS LEASE IS GOVERNED BY THE LAWS OF THE DISTRICT OF COLUMBIA, REGARDLESS OF ITS CONFLICTS PROVISION OR CHOICE OF LAW RULES. IN ANY ACTION BROUGHT UNDER THIS LEASE, TENANT SUBMITS TO THE JURISDICTION OF THE COURTS OF THE DISTRICT OF COLUMBIA. TO THE EXTENT PERMITTED BY LAW, LANDLORD AND TENANT AGREE THAT VENUE FOR ANY ACTION BROUGHT BY EITHER AGAINST THE OTHER IN CONNECTION WITH THIS LEASE SHALL LIE EXCLUSIVELY IN THE STATE OR FEDERAL COURTS SITTING IN WASHINGTON, D.C.

        17.12 CONFIDENTIALITY. Tenant will not record this Lease or a memorandum of this Lease without Landlord's written consent. Tenant will keep the terms of this Lease confidential and, unless required by law, may not disclose the terms of this Lease to anyone other than Tenant's Affiliates to the extent necessary to Tenant's business.

        17.13 REASONABLENESS. Tenant's sole remedy for any claim against Landlord that Landlord has unreasonably withheld or unreasonably delayed any consent or approval shall be an action for injunctive or declaratory relief.

        17.14 TIME. Time of the essence as to all provisions in this Lease in which time is a factor.

        17.15 QUIET ENJOYMENT. So long as Tenant is not in Default, Tenant shall have the right to peacefully and quietly enjoy the Premises for the Term under the terms of this Lease.

        17.16 RIGHT TO ENTER PREMISES. Landlord may enter the Premises at any reasonable time to inspect the Premises, show the Premises to prospective lenders, purchasers or tenants, or perform Landlord's duties under this Lease.

        17.17 EXHIBITS. The exhibits attached to this Lease are incorporated herein. If any exhibit is inconsistent with the terms of this Lease, the provisions of this Lease will govern.

        17.18 FINANCIAL STATEMENTS. At any time during the term of this Lease, Tenant shall, upon ten (10) days prior written notice from Landlord, provide Landlord with a current financial statement and financial statements for the two
(2) years prior to the current financial statement year. Such statement shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant. Tenant consents to the delivery of such financial statements by Landlord to lenders or prospective lenders or purchasers of the Building.

        17.19 LENDER APPROVAL. If a mortgagee of the Building has the right to consent to this Lease and fails to give such consent, Landlord shall have the right, at its sole option, to terminate and cancel this Lease. Such option shall be exercisable by Landlord by written notice to Tenant of such termination, whereupon this Lease shall be deemed cancelled and terminated, and both Landlord and Tenant shall be relieved of any and all liabilities and obligations hereunder.

                       [SIGNATURES TO IMMEDIATELY FOLLOW]

   HAVING READ AND INTENDING TO BE BOUND BY THE TERMS AND PROVISIONS THEREOF,
          LANDLORD AND TENANT HAVE EXECUTED THIS LEASE AS OF THE DATE.




BEHRINGER HARVARD HOLDINGS LLC,           BEHRINGER HARVARD TIC MANAGEMENT
  A DELAWARE LIMITED LIABILITY              SERVICES LP, A TEXAS LIMITED
  COMPANY                                   PARTNERSHIP, ON BEHALF OF THE
                                            OWNERS OF THE COLORADO BUILDING

                                          By: Behringer Harvard TIC MS GP, Inc.,
By: /s/ Robert M. Behringer                   Its general partner
    ---------------------------------
    Robert M. Behringer, Manager
                                          By: /s/ Terry Kennon
                                              ---------------------------------
                                              Terry Kennon, Vice President


                                       23